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                                                                      Exhibit 10

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Post-Effective Amendment No. 8 to the Registration Statement on Form N-4 (Registration Nos. 333-25549 and 811-02441) of our report dated April 29, 2005 relating to the consolidated financial statements of American General Life Insurance Company and our report dated April 29, 2005 relating to the financial statements and financial highlights of AGL Separate Account D which appear in such Registration Statement. We also consent to the references to us under the heading "Accounting and Auditing Experts" in such Registration Statement.


/s/ PRICEWATERHOUSECOOPERS LLP
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Houston, Texas
April 29, 2005